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                                                                   Exhibit 10.17

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


      THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of the 6th day of August, 2001, by and between Memory Pharmaceuticals Corp., a Delaware corporation (the "Company"), and Anthony Scullion ("Executive", sometimes also referred to as "you").

      WHEREAS, Executive and the Company are parties to a letter agreement dated July 2, 2001 related to the employment by the Company of Executive (the "Letter Agreement");

      WHEREAS, the Company and the Executive have mutually agreed to amend the Letter Agreement to include the provisions set forth herein;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

      1. Termination for "Good Reason".

            (a) The parties hereby agree that a upon termination by you of your employment with the Company for Good Reason (as defined below), the Company shall continue to pay you your bi-weekly rate in effect at the time of termination and pay the Company's portion of your medical, dental, life and disability insurance in the same manner as if you had been terminated by the Company without "Cause" (as defined in the Letter Agreement).

            (b) As used herein, termination of your employment by you shall constitute termination for "Good Reason" if such termination occurs (a) within eighteen (18) months of a "Change in Control" (as hereinafter defined) or the sale of a majority of the assets, obligations, or business of the Company (whether by merger, sale of stock or otherwise), (b) within three (3) months of a material diminution in your responsibilities (provided that such diminution is not in connection with the termination of your employment for Cause), (c) within three (3) months of you no longer reporting to the Board of Directors of the Company, or (d) within three (3) months of your principal work location changing to be more than one hundred (100) miles from the residence you purchase in northern New Jersey, New York or Connecticut. The Company shall notify you, within sixty (60) days of receipt of your notice of intent to terminate your employment for Good Reason if the Company disagrees with your intent to terminate under this paragraph. For the purposes of this paragraph, "Change of Control" shall be deemed to have occurred if the Company is consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or shares of stock or otherwise (excluding (A) transactions solely for the purpose of reincorporating the Company in a different jurisdiction or recapitalizing or reclassifying the Company's stock, or (B) any merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to

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own at least a majority of the outstanding voting securities of the Company or the surviving entity after such merger of consolidation).

      2. Future Stock Offerings. The parties hereby agree that in the event that the Company sells shares of its stock to investors, the Company will use its best efforts to provide you with the opportunity to purchase additional shares of stock of the Company at the price and upon the terms that such shares of stock were issued to such investors up to the amount of shares of stock that will allow you to maintain the proportionate ownership of stock that you held immediately prior to the sale of such stock to investors by the Company.

      3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      4. Full Force and Effect. Except as specifically amended hereby, the Letter Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

                                     MEMORY PHARAMCEUTICALS CORP.:

                                     By:    /s/ Joanne Leonard
                                            ------------------------------------
                                     Name:  Joanne Leonard
                                     Title: SR VP, CFO




                                     EXECUTIVE:

                                     /s/ Anthony Scullion
                                     -------------------------------------------
                                     Anthony Scullion


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